UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

Tempur-Pedic International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2012, Tempur-Pedic International Inc. (the “Company”) and certain subsidiaries of the Company as borrowers and guarantors, entered into a credit agreement (the “Credit Agreement”) with a syndicate of commercial banks and Bank of America, N.A., as administrative agent, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as syndication agents, and Fifth Third Bank, as documentation agent. The following summary of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Credit Agreement provides for (i) a revolving credit facility of $350.0 million (the “Revolver”), (ii) a term A facility of $550.0 million (the “Term A Facility”) and (iii) a term B facility of $870.0 million (the “Term B Facility”). The Revolver includes a sublimit for letters of credit and swingline loans, subject to certain conditions and limits. The Revolver and the Term A Facility will mature on the fifth anniversary of the closing and the Term B Facility will mature on the seventh anniversary of the closing. The Revolver, the Term A Facility and the Term B Facility are expected to close and fund in connection with the Company’s acquisition of Sealy Corporation (the “Sealy Acquisition”). The obligations of the lenders to the Credit Agreement to make the initial loans at the closing of the Sealy Acquisition and the loans subsequent to closing are subject to certain customary closing conditions.

Borrowings under the Credit Agreement will generally bear interest, at the Company’s management’s election, at either (i) LIBOR plus the applicable margin or (ii) Base Rate plus the applicable margin. For the Revolver and the Term A Facility, (a) the initial applicable margin for LIBOR advances is 3.00% per annum and the initial applicable margin for Base Rate advances is 2.00% per annum, and (b) thereafter following the delivery of financial statements for the first full fiscal quarter after closing, such applicable margins will be determined by a pricing grid based on the consolidated total net leverage ratio of the Company. The Term B Facility applicable margin is 4.00% per annum for LIBOR advances and 3.00% per annum for Base Rate advances.

Obligations under the Credit Agreement are guaranteed by the Company’s existing and future direct and indirect wholly-owned domestic subsidiaries, subject to certain limited exceptions; and the Credit Agreement is secured by first priority perfected security interests in substantially all the Company’s and the other borrowers’ assets and the assets of each subsidiary guarantor, whether owned as of the closing or thereafter acquired, including a first priority pledge of 100.0% of the equity interests of each subsidiary guarantor that is a domestic entity (subject to certain limited exceptions) and 65.0% of the voting equity interests of any direct first tier foreign entity owned by a subsidiary guarantor. The Credit Agreement requires compliance with certain financial covenants providing for maintenance of a minimum consolidated interest coverage ratio and maintenance of a maximum consolidated total net leverage ratio.

The Credit Agreement contains certain customary negative covenants, which include limitations on liens, investments, indebtedness, dispositions, mergers and acquisitions, the making of restricted payments, changes in the nature of business, changes in fiscal year, transactions with affiliates, use of proceeds, prepayments of certain indebtedness, entry into burdensome agreements and changes to governing documents and other junior financing documents. The Credit Agreement also contains certain customary affirmative covenants and events of default, including upon a change of control.

The Company is required to pay an unused commitment fee, which initially is 0.50% per annum and which steps down to 0.375% per annum if the consolidated total net leverage ratio is less than or equal to 3.50:1.00. Such unused commitment fee will be payable quarterly in arrears and on the date of termination or expiration of the commitments under the Revolver. In addition, the Company has agreed to pay a ticking fee of: (A) 0.50% on the Revolver and the Term A Facility commencing on December 27, 2012 and (B)(i) 2.00% on the Term B Facility commencing on December 27, 2012 until, but excluding, April 27, 2013 and (ii) 4.00% commencing on April 27, 2013; in each case to the earlier of the closing of the Sealy Acquisition or the commitment termination date. The Company will also pay customary letter of credit issuance and other fees under the Credit Agreement. The Company’s existing credit facilities will remain in place until the closing of the Sealy Acquisition.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

On December 12, 2012, the Company entered into a Credit Agreement with a syndicate of commercial banks and Bank of America, N.A., as administrative agent, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as syndication agents, and Fifth Third Bank, as documentation agent. Reference is made to Item 1.02 of this Current Report on Form 8-K for a summary of the Credit Agreement.

Item 8.01.	Other Events.

On December 12, 2012, Tempur-Pedic International Inc. issued a press release announcing that (i) it priced its offering of $375 million aggregate principal amount of 6.875% senior notes due 2020 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and to certain non-U.S. persons in accordance with Regulation S under the Securities Act, and (ii) that it entered into the Credit Agreement on December 12, 2012. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Credit Agreement dated as of December 12, 2012 among Tempur-Pedic International Inc., Certain Subsidiaries of the Parent, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Syndication Agents and Fifth Third Bank, as Documentation Agent.

99.1	Press Release dated as of December 12, 2012 of Tempur-Pedic International Inc. entitled “Tempur-Pedic Announces Pricing of $375 Million Senior Notes Offering and Entering Into New $1.77 Billion Credit Facilities”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc.

Date: December 12, 2012	By:	/s/ DALE E. WILLIAMS
Name: Dale E. Williams
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Credit Agreement dated as of December 12, 2012 among Tempur-Pedic International Inc., Certain Subsidiaries of the Parent, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Syndication Agents and Fifth Third Bank, as Documentation Agent.

99.1	Press Release dated as of December 12, 2012 of Tempur-Pedic International Inc. entitled “Tempur-Pedic Announces Pricing of $375 Million Senior Notes Offering and Entering Into New $1.77 Billion Credit Facilities”